                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sections 240.14a-11(c) or Sections
    240.14a-12

                            SEVEN SEAS PETROLEUM INC.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                            SEVEN SEAS PETROLEUM INC.
                           Suite 1700, 5555 San Felipe
                              Houston, Texas 77056
                           (713) 622-8218 (Telephone)
                           (713) 621-9770 (Facsimile)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 2002

To Our Shareholders:

     The 2002 Annual Meeting of Shareholders (the "Meeting") of Seven Seas Petroleum Inc. (the "Company") will be held on Tuesday, May 14, 2002 in the Auditorium Room at the Marathon Oil Tower Conference Center, 5555 San Felipe, Houston, Texas, 77056, at 10:00 a.m. (Central Daylight Time) for the following purposes:

1. to re-elect directors to hold office until the next annual meeting of the Corporation's shareholders;

2. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Copies of the Annual Report and the consolidated financial statements of the Corporation for the year ended December 31, 2001 and the auditors' report thereon accompany this Notice of Annual Meeting of Shareholders.

     Shareholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at the Meeting. A complete list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at the Company's executive offices during ordinary business hours for a period of at least ten days prior to the Meeting. Proxy materials will be sent to shareholders on or about April 8, 2002.

     The accompanying Proxy Statement contains information regarding the matters to be considered at the Meeting. The Board of Directors recommends a vote "FOR" the election of directors named in the Proxy Statement.

     Your vote is important to us. To vote, please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope. It does not require postage if mailed in the United States.

SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                          By Order of the Board of Directors of
                                          SEVEN SEAS PETROLEUM INC.

                                          /s/ ROBERT A. HEFNER III
                                          --------------------------------------
                                          Robert A. Hefner III
                                          Chairman of the Board and
                                          Chief Executive Officer

Houston, Texas
April 5, 2002

                            SEVEN SEAS PETROLEUM INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2002

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Seven Seas Petroleum Inc. (the "Company" or "Seven Seas") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") and any adjournment of the meeting. This Proxy Statement, the accompanying form of proxy and the Company's annual report for the fiscal year ended December 31, 2001 are being mailed on or about April 8, 2002 to shareholders of record as of the close of business on March 29, 2002. Shareholders are referred to the Annual Report for information concerning the activities of the Company.

TIME, PLACE AND DATE

     The Meeting will be held in the Auditorium Room at the Marathon Oil Tower Conference Center, 5555 San Felipe, Houston, Texas, 77056 on Tuesday, May 14, 2002 at 10:00 a.m. Central Daylight Time.

PROPOSALS

     At the Meeting, shareholders will be asked to vote on the following proposals:

     1. re-election of directors to hold office until the next annual meeting of the Corporation's shareholders; and

     2. any such other business as may properly come before the Meeting or any adjournment thereof.

RECORD DATE

     Our Board of Directors established March 29, 2002 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, 37,858,530 shares ($0.001 par value per share) of the Company's common stock were outstanding and entitled to vote at the Meeting.

QUORUM

     A quorum for the transaction of business shall be at least two persons present in person, each being a shareholder entitled to vote or a duly appointed proxy or representative for an absent shareholder entitled to vote, and representing in the aggregate not less than a majority of the outstanding shares of the Company's common stock. Abstentions and "broker non-votes" will be counted as present for purposes of determining whether there is a quorum at the Meeting.

VOTES REQUIRED

     Shareholders holding common shares are entitled to one vote at the Meeting for each common share held. The election of the director nominees will be determined by the majority of the votes cast on a question. Abstentions and "broker non-votes" are not counted for purposes of the election of our directors. As of the Record Date, our directors and executive officers and their affiliates owned, in the aggregate, approximately 4,905,971 common shares, which represent 13% of our outstanding common shares. Our directors and officers intend to vote affirmatively for the re-election of the director nominees.

VOTING PROCEDURES

     Registered shareholders can vote their shares by completing and mailing their signed proxy card. Specific instructions for voting by registered shareholders are enclosed with this Proxy Statement.

     Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the voting instructions provided by their bank, broker or nominee when voting their shares.

     Each proxy properly completed and returned to the Company in time for the voting, and not revoked, will be voted in accordance with the instructions provided. If there are no contrary instructions, proxies will be voted "FOR" approval of all proposals listed in the proxy. Proxies may be revoked at any time prior to the voting of the proxy by (i) execution and submission of a later-dated proxy, (ii) written notice to the Secretary of the Company, or (iii) voting in person at the Meeting. In absence of any such revocation, shares represented by the proxies will be voted at the Meeting.

     Under the rules of the American Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many routine proposals when they have not received instructions from beneficial owners. The proposals for the Meeting are routine.

SOLICITATION OF PROXIES

     THE ACCOMPANYING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEVEN SEAS PETROLEUM INC. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by the Company.

     Proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Company's shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

VALIDITY

     The American Stock Transfer & Trust Company, transfer agent and registrar for the Company's common stock, has been appointed inspector of the election and will be responsible for tabulating all votes and certifying the result of all matters voted upon at the Meeting. Representatives of American Stock Transfer & Trust Company will attend the Meeting.

                                   VOTING ITEM

                              ELECTION OF DIRECTORS

     The Company's Articles of Association and Memorandum of Association provide that the Company shall have a minimum of three (3) and a maximum of fifteen (15) directors elected to a one-year term.

     The Board of Directors has nominated R. Randolph Devening, Brian F. Egolf, Gary F. Fuller, Robert A. Hefner III, Larry A. Ray, and Dr. James R. Schlesinger for re-election as directors for terms expiring at the annual meeting of shareholders in 2003. All six nominees are presently serving as directors of the Company whose term ends at the Meeting.

     The Board of Directors recommends a vote "FOR" each of the nominees for election to the Board of Directors.

     It is the intention of the persons named in the proxy to vote proxies "FOR" the election of the six nominees. In the event that any of the nominees are unable or unwilling to stand for election, the persons named in the proxy intend to vote for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.

                           INFORMATION ABOUT NOMINEES

     R. Randolph Devening, 59, has served as a Director of Seven Seas since November 2000 and currently serves on the Company's Audit Committee. Mr. Devening is the retired Chairman and CEO of Foodbrands America, Inc., a position he assumed in August 1994. Mr. Devening also serves as a Director of Keystone Automotive Operations and Love's Country Stores, Inc. Mr. Devening graduated from Stanford University with a degree in International Relations, and he holds an MBA in Finance and Marketing from Harvard Business School.

     Brian F. Egolf, 53, has served as a Director of Seven Seas since November 1996 and currently serves on the Company's Audit and Compensation Committees. Mr. Egolf is President of Petroleum Properties Management Corporation, a private oil and gas company, a graduate of Stanford University and a former director of Alexander Energy Corporation.

     Gary F. Fuller, 65, has served as a Director of Seven Seas since June 1997 and currently serves on the Company's Executive and Compensation Committees. Mr. Fuller is a practicing attorney and a shareholder of McAfee & Taft A Professional Corporation in Oklahoma City, Oklahoma. Mr. Fuller was educated at the University of Oklahoma and studied at the Academy of International Law, The Hague, Netherlands. He received a Masters in Law degree from Yale Law School.

     Robert A. Hefner III, 67, has served as Chairman of the Board and Chief Executive Officer of Seven Seas since May 1997 and currently serves on the Company's Executive Committee. Mr. Hefner was first appointed to the Board of Directors in November 1996. Prior to serving as Chairman and Chief Executive Officer of Seven Seas, Mr. Hefner was the Managing Member of the GHK Company, L.L.C., a private oil and gas exploration company. Mr. Hefner is a geology graduate of the University of Oklahoma.

     Larry A. Ray, 54, has served as a Director of Seven Seas since June 1997 and currently serves as President and Chief Operating Officer of Seven Seas and is a member of the Company's Executive Committee. In June 1997, Mr. Ray was named Executive Vice President and Chief Operating Officer. Between April 1999 and March 2001, Mr. Ray served as interim-Chief Financial Officer in addition to his other positions. Prior to joining Seven Seas, Mr. Ray served in various capacities at The GHK Company, including President and Chief Operating Officer. Mr. Ray received a Masters of Business Administration degree, with a concentration in finance, from Eastern New Mexico University in 1971.

     Dr. James R. Schlesinger, 73, has served as a Director of Seven Seas since September 1999 and currently serves on the Company's Compensation Committee. Dr. Schlesinger is Senior Advisor to the investment banking firm Lehman Brothers and serves as Chairman of the Board of Trustees of the MITRE Corporation. Dr. Schlesinger's past positions in government service include Chairman of the Atomic Energy Commission, Director of the Central Intelligence Agency, Secretary of Defense and Secretary of Energy. Dr. Schlesinger received his undergraduate, A.M. and Ph.D. from Harvard University.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

MANDATE AND RESPONSIBILITIES

     The principal objective of the Board of Directors is to ensure that Seven Seas operates in a fashion that maximizes shareholder value over the long term. The Board of Directors carries out all of its duties and responsibilities in a manner consistent with that fundamental objective. The principal duty and responsibility of the Board of Directors is to oversee the management and operations of Seven Seas, with the day-to-day management of the business and affairs of Seven Seas delegated by the Board of Directors to the Chief Executive Officer and other executive officers.

     During 2001, the Board of Directors of the Company held three meetings, two of which were held telephonically. Each of the Directors holding office during 2001 attended at least 75 percent of the meetings of the Board of Directors and of any committee on which they served. The Board of Directors has standing Executive, Audit and Compensation Committees.

BOARD COMMITTEES

     The Executive Committee, composed of Gary F. Fuller, Robert A. Hefner III (Chairman), and Larry A. Ray, is delegated, during the intervals between meetings of the Board of Directors, all the powers of the Board of Directors with respect to the management and direction of the business and affairs of Seven Seas.

     The Audit Committee, composed of Brian F. Egolf (Chairman) and R. Randolph Devening, meets with the Company's independent public accountants and reviews the consolidated financial statements of the Company on a regular basis. The functions of the Audit Committee consist of recommending independent accountants to the Board of Directors; approving the nature and scope of services performed by the independent accountants and reviewing the range of fees for such services; conferring with the independent accountants and reviewing the results of their audit; reviewing the Company's accounting and financial controls and providing assistance to the Board of Directors with respect to the corporate and reporting practices of the Company; and performs such other duties relating to the financial statements of Seven Seas as the Board of Directors may assign from time to time. Robert B. Panero served as a Director and a Member of the Audit Committee until his death in November 2001. The Board is currently considering candidates to fill the vacancy on the Board and the Audit Committee. The Audit Committee met six times in 2001.

     The Compensation Committee, composed of Brian F. Egolf, Gary F. Fuller (Chairman) and Dr. James R. Schlesinger, is responsible for establishing the Company's compensation policies and monitoring the implementation of the Company's compensation system. The Compensation Committee has all the power to issue shares or other securities of Seven Seas with respect to the administration of the Company's stock option plans and compensation of officers, directors, employees and other persons performing substantial services for Seven Seas. The Compensation Committee took action sixteen times during 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for recommending, on an annual basis, the independent accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditor's examination of the Company's books, records and internal accounting control procedures. The Board has adopted a written charter, a copy of which is included as Exhibit A to this Proxy Statement. Under the rules of the American Stock Exchange, all of the current members of the Audit Committee are independent.

     The Committee has discussed and reviewed with management the audited financial statements of the Company for the year ended December 31, 2001. The Committee has also discussed with our independent auditing firm, Arthur Andersen LLP, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received and reviewed the written disclosures from Arthur Andersen LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding the firm's independence from the Company. We have discussed with Arthur Andersen LLP its independence and considered the compatibility of non-audit services rendered by Arthur Andersen LLP with its independence. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K, for filing with the U.S. Securities and Exchange Commission.

     Arthur Andersen LLP has acted as independent public accountants for Seven Seas since the Company's incorporation in 1995. Early this year, the Board of Directors, upon recommendation of the Committee, selected Arthur Andersen LLP to audit the accounts of the Company for the year 2002. However, in light of recent, well-publicized events involving Arthur Andersen LLP, the Committee and the Board of Directors have decided to reconsider that firm's selection as the Company's independent public accountants. As a result, the Board of Directors has determined not to seek shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants. While we are continuing to work with Arthur Andersen LLP as our independent auditors for the financial statements review for the first quarter of 2002, the Board of Directors, the Committee and Company management will continue to review and monitor Arthur Andersen LLP's ability to provide high-quality, professional services to the Company. Subject to this review, the Board of Directors may either continue to use Arthur Andersen LLP or, if it is determined that such a change would be in the best interests of the Company and its shareholders, the Board of Directors shall direct the appointment of a different independent accounting firm.

     Shareholder ratification of the selection of the Company's independent public accountants is not required by the Company's Articles of Association, Memorandum of Association or other applicable legal requirements. However, as a matter of good corporate governance, the Board of Directors currently intends to seek shareholder ratification of its selection of independent public accountants for the fiscal year ending December 31, 2003 at the Company's 2003 Annual Meeting of Shareholders.

     A representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions regarding its audit of the Company's financial statements.

     Submitted by the Audit Committee:

     R. Randolph Devening
     Brian F. Egolf

DIRECTOR COMPENSATION

     Directors who are not officers or employees are paid such remuneration as the Board determines and are eligible to participate in our 1996 and 1997 stock option plans. They are also reimbursed for their out-of-pocket expenses incurred in connection with their services as directors, including travel expenses. We also maintain directors' and officers' insurance.

     Each non-employee director who had been a director for more than one year at the end of 2000 was awarded options to purchase 17,861 shares of common stock in lieu of cash compensation of $35,000 for services provided in 2001. Non-employee directors received additional options in lieu of cash compensation for serving on committees of the board; those serving on either the Executive or Compensation Committee received options to purchase 3,827 shares of common stock in lieu of cash compensation of $7,500 and those serving on the Audit Committee received options to purchase 2,551 shares of common stock in lieu of cash compensation of $5,000. Accordingly, Mr. Fuller received options to purchase 25,515 shares of common stock; Mr. Egolf received options to purchase 24,240 shares; and Dr. Schlesinger received options to purchase 21,688 shares. After completing one-year of service as a director on November 13, 2001, Mr. Devening received a pro rated amount of options to purchase shares (2,684) for his service on the Board and the Audit Committee as a second year director. Mr. Robert B. Panero, a director since 1997 who passed away in November 2001, received options to purchase 20,412 shares for his service on the Board and the Audit Committee. One-fourth of the total amount of options granted to the non-employee directors vested at the end of each quarter at an exercise price that is the average of the high and low trading price of the Company's common stock on the vesting date. If not exercised sooner, these options will expire on July 30, 2006.

     On July 11, 2001, non-employee directors received options to purchase a certain number of shares for their anticipated service on the Board and the Board committees in 2002 and 2003. Mr. Devening received options to purchase 15,000 shares, Mr. Fuller received options to purchase 80,000 shares, and Dr. Schlesinger received options to purchase 20,000 shares. One half of these options vest on July 11, 2002 and the other half on July 11, 2003. The exercise price of these options is $2.79 per share, which is the average of the high and low trading price of the Company's common stock on the date of grant. If not exercised sooner, these options will expire on July 11, 2011, ten years from the date of grant. On March 12, 2002, Mr. Egolf received options to purchase 80,000 shares for his anticipated service as a Director of the Company and Chairman of the Audit Committee in 2002 and 2003. Mr. Egolf's options have the same exercise price and vesting schedule as the options granted to Messrs. Devening, Fuller and Schlesinger, but Mr. Egolf's options expire on March 12, 2012, ten years from the date of grant.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Hefner and Ray, the Company has one other executive officer:

     Ronald A. Lefaive, 54, joined the Company as Vice President - Finance, Chief Financial Officer, and Corporate Secretary in March 2001. Prior to his association with the Company, Mr. Lefaive was employed by Halliburton Company as a senior manager responsible for global administrative services within the information technology department. From 1993 to 1999, he served in various financial capacities within Chesapeake Energy Corporation in Oklahoma City, Oklahoma, the last being Senior Vice President - Accounting, Controller and Chief Accounting Officer. From 1991 to 1993, Mr. Lefaive was Controller for Phibro Energy Production, Inc., an international exploration and production subsidiary of Phibro Energy, whose principal operations were located in Russia. From 1982 to 1991, Mr. Lefaive served as Assistant Controller, General Auditor, and Manager of Management Information Systems at Conquest Exploration Company in Houston, Texas. Prior to joining Conquest, Mr. Lefaive held various financial staff and management positions with The Superior Oil Company from 1980 to 1982 and Shell Oil Company from 1975 to 1982. Mr. Lefaive is a Certified Public Accountant and graduated from the University of Houston in 1975.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid by the Company to its Chief Executive Officer and each of the other persons who served as executive officers of the Company whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001. The table does not include perquisites and other personal benefits for any individual for whom the aggregate amount of such compensation does not exceed the lesser of (i) $50,000, or (ii) 10% of individual combined salary and bonus for the named executive officer in that year.

                           SUMMARY COMPENSATION TABLE



                                                            ANNUAL COMPENSATION
                                                 -------------------------------------
                                                                                              SECURITIES
                                                                             OTHER            UNDERLYING
NAME AND PRINCIPAL POSITION WITH                                             ANNUAL          OPTION AWARDS          ALL OTHER
THE CORPORATION                         YEAR      SALARY       BONUS      COMPENSATION       (# OF SHARES)        COMPENSATION
------------------------------------    ----     --------     -------     ------------       -------------        ------------
Robert A. Hefner III                    2001           --          --               --             722,268(2)               --
  Chairman, Chief Executive Officer     2000           --          --               --             305,598(3)               --
                                        1999     $281,250          --               --              92,130                  --

Larry A. Ray                            2001     $380,000          --               --             225,000                  --
  President, Chief Operating Officer    2000      334,417          --               --             200,000                  --
                                        1999      300,000          --               --             550,000(4)               --

Ronald A. Lefaive                       2001     $117,045(5)       --               --             175,000                  --
  Vice President - Finance,             2000           --          --               --                  --                  --
  Chief Financial Officer               1999           --          --               --                  --                  --

----------

(1) Except as otherwise indicated, the dollar value of perquisites and other personal benefits for each of the named executive officers was less than established reporting thresholds and did not exceed the lesser of $50,000 or 10% of combined salary and bonus in each year covered.

(2) Mr. Hefner was granted options to purchase 522,268 shares in lieu of cash compensation for his services as Chairman and CEO between January 1, 2001 and July 31, 2003. These options vest periodically over the period between January 1, 2001 and July 31, 2003 at an exercise price that is that average of the high and low trading price of the Company's common stock on the vesting date. Mr. Hefner also received options to purchase 200,000 shares pursuant to an indemnification agreement with the Company. Mr. Hefner assigned warrants to purchase an equivalent amount of common stock to settle a lawsuit against the Company and Mr. Hefner.

(3) Mr. Hefner was granted these options in lieu of cash compensation for his services as Chairman and CEO during 2000.

(4) In November 1999, Mr. Ray surrendered all of the options previously granted to him in exchange for an equal number of options with an exercise price of $9.00 per share.

(5) Represents salary from commencement of service with the Company on March 21, 2001 through December 31, 2001.

OPTION/SAR GRANTS DURING 2001

     The following table sets forth information regarding individual grants of options by the Company during the fiscal year ended December 31, 2001 to the named executive officers and their potential realizable values.



                                                    INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE VALUE
                       ------------------------------------------------------------------------     AT ASSUMED ANNUAL RATES OF
                        NUMBER OF     % OF TOTAL                                                            SHARE PRICE
                          SHARES        OPTIONS       EXERCISE      MARKET VALUE                     APPRECIATION FOR OPTION
                        UNDERLYING    GRANTED TO       OR BASE      OF SHARES ON                             TERM (1)
                       OPTIONS/SARS  EMPLOYEES IN     PRICE PER      THE DATE OF   EXPIRATION     ------------------------------
NAME                     GRANTED      FISCAL YEAR       SHARE           GRANT          DATE             5%               10%
--------------------   ------------  ------------     ---------     ------------   -----------    -------------    -------------
Robert A. Hefner III        17,662           1.02%      $1.81           $1.81        7/30/2005            8,844           19,544
Robert A. Hefner III        17,662           1.02%      $3.04           $3.04        7/30/2005           14,810           32,726
Robert A. Hefner III        17,662           1.02%      $3.20           $3.20        7/30/2005           15,615           34,505
Robert A. Hefner III        17,662           1.02%      $2.78           $2.78        7/30/2005           13,541           29,922
Robert A. Hefner III        88,310           5.12%      $2.15           $2.15        7/30/2005           52,457          115,915
Robert A. Hefner III        88,310           5.12%      $2.82           $2.82        7/30/2005           68,804          152,038
Robert A. Hefner III       200,000          11.59%      $1.78           $1.48        9/28/2011          224,258          568,314
Robert A. Hefner III       275,000          15.94%      $1.63           $1.63        7/31/2006          123,843          273,661

Larry A. Ray               225,000          13.04%      $2.79           $2.79        7/11/2011          394,789        1,000,472

Ronald A. Lefaive          150,000           8.69%      $2.45           $2.45        3/02/2011          231,119          585,700
Ronald A. Lefaive           25,000           1.45%      $2.79           $2.79        7/11/2011           43,865          111,164


----------

(1) The assumed rates of annual appreciation are calculated from the date of grant through the assumed expiration date. Actual gains, if any, on option exercises and common share holdings are dependent on the future performance of the common shares and overall stock market conditions. There can be no assurance that the value reflected in the table will be achieved.

     No stock appreciation rights have been granted by the Company to the named executive officers or to other employees or directors of the Company.

FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to the number and value of unexercised options held by the named executive officers at fiscal year-end. No executive officer exercised options in 2001. The Company does not have any outstanding stock appreciation rights:


                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS,
                           OPTIONS, WARRANTS/SARS AT            WARRANTS/SARS AT
                               FISCAL YEAR-END(#)              FISCAL YEAR-END(1)
                        ------------------------------    -------------------------------
       NAME              EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------    -------------    -------------    -------------    -------------
Robert A. Hefner III        1,209,584        7,689,818    $     159,736    $   2,539,452

Larry A. Ray                  633,333          341,667               --               --

Ronald A. Lefaive              50,000          125,000               --               --

----------

(1) Based on a closing price of $2.11 per share on December 31, 2001. Options are "in-the-money" at the fiscal year-end if the market value of the underlying securities on that date exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement with Larry A. Ray effective June 12, 1997 that provided for an annual base salary of $262,500 and, in the sole discretion of the Compensation Committee of the Board of Directors, Mr. Ray may receive annual merit increases, annual bonuses and stock option awards. The Compensation Committee recently amended Mr. Ray's contract to extend it through September 9, 2003. As part of his employment agreement, Mr. Ray was granted options to purchase 200,000 Common Shares at an exercise price of $10.70 per share. One-third of the options vested immediately and the remainder vest one-half each on the first and second anniversaries of the date of grant. Also as part of his employment agreement, Mr. Ray received options to purchase an additional 200,000 Common Shares at a price of $13.23 per share. Such options vest one-third each on the third, fourth, and fifth anniversaries of the date of grant. On November 9, 1999, Mr. Ray relinquished the options granted as part of his employment agreement in exchange for options to purchase the same amount of shares (400,000) at $9.00 per share. The vesting schedule of these re-priced options remained the same as they were in the original grants. The employment agreement may be terminated for "cause", which includes death or serious incapacity. Under the terms of the employment agreement, in the event of a "change in control", Mr. Ray will receive a payment equal to the greater of (i) the amount remaining to be paid under the agreement or (ii) the aggregate of the base salary paid to Mr. Ray during the twelve months preceding the "change in control" event. For purposes of this agreement, the term "change in control" means:

o any merger, consolidation or reorganization in which Seven Seas is not the surviving entity (or survives only as a subsidiary of an entity);

o any sale, lease, exchange or other transfer of (or agreement to sell, lease, exchange or otherwise transfer) all or substantially all of our assets to any other person or entity (in one transaction or a series of related transactions);

o    dissolution or liquidation of Seven Seas;

o any person or entity, including a group as contemplated by Section 13(d) of the Exchange Act, acquires or gains ownership or control (including without limitation, power to vote) of more than 45% of the outstanding shares of our voting stock (based upon voting power); or

o as a result of or in connection with a contested election of directors, the persons who were directors of Seven Seas before the election cease to constitute a majority of the board of directors; provided, however, that the term "change in control" does not include any reorganization, merger, consolidation, sale, lease, exchange or similar transaction involving solely Seven Seas and one or more previously wholly-owned subsidiaries of Seven Seas.

     The Company has also entered into "change in control" agreements with several key employees, including Robert A. Hefner III, Chairman and Chief Executive Officer of the Company, and Ronald A. Lefaive, Vice President - Finance and Chief Financial Officer. These agreements provide for a payment of the employee's annual salary upon change in control. Due to the fact that Mr. Hefner presently receives no cash compensation for his services to the Company, his agreement provides for payment of $450,000 in the event of a change in control.

INDEBTEDNESS TO CORPORATION OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     On November 1, 1997, Mr. Ray obtained a $200,000 unsecured loan, bearing an interest rate of 6.06% and due November 1, 2002, from the Company to finance the purchase of his residence. This loan was recently amended and renewed with a maturity date of September 9, 2003 and an interest rate of 2.69%. The Company recognized interest income of approximately $12,000 in each of the past three years.

COMPENSATION COMMITTEE REPORT

     The Company's policy with respect to executive compensation and the amount thereof is determined by the Compensation Committee. In establishing and implementing compensation policy, the Compensation Committee considers the recommendations of the Chief Executive Officer and considers comparative industry data. Issues relating to compensation are considered by the Compensation Committee periodically throughout the year as needed on a case-by-case basis and in the early part of each year based upon individual and corporate performance during the preceding year.

     The guiding philosophy of the Compensation Committee in the determination of executive compensation is to attract and retain qualified and experienced executives and provide reasonable base salaries and incentives for performance geared to the Company 's success. In view of the Company's debt obligations and its exploration and development drilling activities, the Compensation Committee's focus has been not to award cash bonuses and to provide incentives through stock option awards with delayed vesting provisions. The Compensation Committee believes that stock options, coupled with delayed vesting provisions to encourage continued service, are the best way to link the interests of management with those of the shareholders.

     Robert A. Hefner III was appointed Chief Executive Officer of the Company in May 1996. For his service as Chairman of the Board and Chief Executive Officer during 2001, Mr. Hefner received options to purchase 361,856 shares of common stock in lieu of cash compensation of $413,693. Based on the Black-Scholes Warrant Pricing Model, the 361,856 options had a value of $413,693 at the time the options were granted. Portions of these options vested regularly throughout the year. The exercise prices of the options are the average of the high and low trading price of the Company's common stock on the vesting date and range from $1.63 per share to $3.20 per share. Mr. Hefner's compensation for 2001 was based on an assessment of his individual performance and significance to the development of the Company 's business.

     Submitted by the Compensation Committee:

     Brian F. Egolf
     Gary F. Fuller
     James R. Schlesinger

                                PERFORMANCE GRAPH

     The following graph charts the performance of the Company's common stock to the American Stock Exchange Composite Index and the American Stock Exchange Oil & Gas Index for the past five years. The graph assumes the investment of $100 on February 10, 1997, the day shares of the Company's common stock began trading on the Toronto Stock Exchange, and that all dividends, in any, were reinvested. Shares of the Company's common stock have traded on the American Stock Exchange since January 9, 1998 and traded on the Toronto Stock Exchange between February 10, 1997 and March 9, 2001. The value of the investment at the end of each year is shown in the following graph:

                              [PERFORMANCE GRAPH]


               AMEX OIL & GAS INDEX                            AMEX COMPOSITE INDEX                   SEV COMMON STOCK
                                     VALUE OF                                  VALUE OF                                   VALUE OF
             CLOSING                  $100           CLOSING                     $100       CLOSING                         $100
   DATE       PRICE     % CHANGE    INVESTMENT        PRICE       % CHANGE    INVESTMENT     PRICE       % CHANGE        INVESTMENT
   ----      -------    --------    ----------       -------      --------    ----------    ------       ---------       ----------
10-FEB-97    395.09       0.00%        100.00          587.84        0.00%       100.00      16.00          0.00%            100.00
01-JUL-97    439.75      11.30%        111.30          625.61        6.43%       106.43      11.70        (26.88)%            73.13
02-JAN-98    453.50      14.78%        114.78          682.54       16.11%       116.11      17.50          9.38%            109.38
01-JUL-98    479.49      21.36%        121.36          723.31       23.05%       123.05      21.50         34.38%            134.38
04-JAN-99    432.36       9.43%        109.43          683.61       16.29%       116.29       8.25        (48.44)%            51.56
01-JUL-99    516.99      30.85%        130.85          794.95       35.23%       135.23       2.69        (83.20)%            16.80
03-JAN-00    487.13      23.30%        123.30          868.74       47.79%       147.79       1.94        (87.89)%            12.11
01-JUL-00    514.32      30.18%        130.18          943.40       60.49%       160.49       1.13        (92.97)%             7.03
02-JAN-01    543.25      37.50%        137.50          882.93       50.20%       150.20       1.50        (90.63)%             9.38
01-JUL-01    545.77      38.14%        138.14          903.06       53.62%       153.62       2.00        (87.50)%            12.50
02-JAN-02    519.46      31.48%        131.48          843.75       43.53%       143.53       2.17        (86.44)%            13.56

                          PRINCIPAL SECURITY OWNERSHIP

     The following table sets forth certain information as of March 29, 2002:
(i) the names and addresses of each person known by management to own beneficially more than 5% of the Company's outstanding common stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned, (ii) the number and percentage of outstanding shares owned or potentially owned by each director and each of the named executive officers of the Company, and (iii) all executive officers and directors of the Company as a group.



                                                      NUMBER OF          OPTION         WARRANT          TOTAL          PERCENT
BENEFICIAL OWNER                                   COMMON SHARES(1)     SHARES(2)      SHARES(3)       OWNERSHIP        OF CLASS
------------------------------------------         ----------------   ------------    ------------    ------------    ------------
Robert A. Hefner III(4)(5) .....................       4,783,251         1,558,538       7,129,406      13,471,195            28.9%
 Seven Seas Petroleum Inc.
 Suite 1700, 5555 San Felipe
 Houston, Texas 77056

Chesapeake Energy Corporation ..................              --                --      12,619,500      12,619,500            25.0%
 6100 North Western Avenue
 Oklahoma City, Oklahoma 73118

State Street Research & Management Company .....       3,023,200(6)             --              --       3,023,200             8.0%
 One Financial Center, 30th Floor
 Boston, Massachusetts 02111

Breene M. Kerr .................................       2,560,919(7)             --              --       2,560,919             6.8%
 c/o The Brookside Company
115 Bay Street
Easton, Maryland 21601

MTV Limited II, LLC ............................       2,522,000(8)             --              --       2,522,000             6.7%
 3600 West Main Street, Suite 150
 Norman, Oklahoma 73072

Larry A. Ray(4)(5) .............................         107,220(9)        862,500              --         969,720             2.5%

Brian F. Egolf(5) ..............................              --           268,032              --         268,032               *

Gary F. Fuller(5) ..............................          15,500(10)       227,535         112,173         355,208               *

Dr. James R. Schlesinger(5) ....................              --           104,571         134,608         239,179               *

R. Randolph Devening(5) ........................              --            52,684              --          52,684               *

Ronald A. Lefaive(4) ...........................              --            50,000              --          50,000               *

All executive officers and directors as a
Group (7 persons) ..............................       4,905,971         3,123,860       7,376,187      15,406,018            34.0%

----------

* Less than 1%

(1) Unless we indicated otherwise, each of the parties listed has sole voting and investment power over the shares owned.

(2) The number of option shares refers to the number of common shares that would be issued if certain stock options that are currently exercisable were exercised subject to our Amended 1996 Stock Option Plan and our 1997 Stock Option Plan. For purposes of this table, options are deemed to be currently exercisable if they may be exercised within 60 days following March 15, 2002.

(3) In conjunction with the issuance of $45 million in senior secured notes, the Company issued warrants to purchase 25,239,000 shares of common stock at an exercise price of approximately $1.78 per share.

(4)      Executive officer of Seven Seas.

(5)      Director of Seven Seas

(6) Based on a Schedule 13G for the year ended December 31, 2001, State Street beneficially owned 3,023,200 shares and had the sole power to vote 2,913,200 of those shares and the sole power to dispose of all the 3,023,200 shares.

(7) These shares are beneficially owned by a limited partnership in which Mr. Kerr serves as a general partner.

(8) Based on a Schedule 13G for the year ended December 31, 2001, MTV Associations II, LLC beneficially owned 2,522,000 shares of common stock and had the sole power to vote all of those shares.

(9) Includes 104,500 shares owned by Mr. Ray's wife and 2,720 shares held in Mr. Ray's retirement account.

(10) Includes 4,000 common shares owned by a limited liability company, of which Mr. Fuller and his wife each own a 50% interest and share voting and investment powers, and 10,000 common shares owned by a limited partnership of which Mr. Fuller has the voting and investment power as a trustee of a trust which is the sole general partner. Mr. Fuller has a 35.65% interest in the partnership as a limited partner. Also includes 3,500 common shares owned by Mr. Fuller's wife as to which he disclaims beneficial ownership.

CERTAIN TRANSACTIONS

     Robert A. Hefner III, Chairman and Chief Executive Officer of Seven Seas, owns 100% of the shares of The GHK Company LLC ("GHK"). Effective July 1, 1997, we entered into an agreement with GHK whereby we pay $1,750 per month to GHK for certain administrative services. The Company recognized fees of $21,000 during the past three years. In addition, GHK pays certain miscellaneous costs incurred on behalf of the Company. The Company reimbursed GHK approximately $760, $23,000 and $31,000 in 2001, 2000 and 1999, respectively, for such costs.

     GHK owns an executive aircraft that Mr. Hefner and other executives and employees of the Company use for certain business travel. We have entered into an agreement with GHK whereby we pay GHK the lesser of the cost of a first class airline ticket or the total actual expenses for each specific flight. The Company incurred expenses of approximately $6,000, $24,000 and $57,000 in expenditures for such air travel in 2001, 2000 and 1999, respectively.

     In December 2000, the Company entered into a $10 million loan agreement with Stillwater National Bank and Trust Company, N.A. Mr. Hefner guaranteed this loan and received $62,500 in remuneration.

     McAfee & Taft, A Professional Corporation, serves as Seven Seas' corporate counsel. Gary F. Fuller is a shareholder of McAfee & Taft and has been a member of the Seven Seas' Board of Directors since 1997. The Company incurred expenses from McAfee & Taft in the amounts of $1,144,425, $499,340, $45,955 in 2001, 2000 and 1999, respectively. Approximately 51 percent of the McAfee & Taft expenses incurred in 2001 were related to the Company's issuance of $45 million of senior secured notes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The United States Securities and Exchange Commission (the "SEC") requires the Company's officers, directors, and certain beneficial owners to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Based on its review of such forms received, the Company believes that its officers, directors, and certain beneficial owners complied with all applicable filing requirements relating to 2001, except for Robert Panero, a former director, who filed an untimely Form 5.

                             INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP ("Andersen") has served as the Company's independent public accountants since the Company was incorporated in 1995. Due to the uncertain nature of Andersen's future, the Company's Audit Committee and Board of Directors has decided not to seek shareholder approval on Andersen's re-appointment as the Company's independent public accountants. The Audit Committee and the Board of Directors will decide whether to retain Andersen or appoint a new firm to serve as the Company's independent public accountants as soon as practicable. Representatives of Andersen are expected to attend the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions.

AUDIT FEES

       The aggregate fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the quarterly financial statements for that fiscal year are estimated to be approximately $150,000.

AUDIT RELATED FEES

     The aggregate fees for audit related services (i.e. statutory audits and securities offerings) for the 2001 fiscal year were approximately $105,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Andersen did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by Andersen for the fiscal year ended December 31, 2001 were $56,000.

                              SHAREHOLDER PROPOSALS

     At each annual meeting of shareholders, the Board of Directors submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Shareholders of the Company also may submit proposals for inclusion in the proxy material. Any stockholder desiring to present a proposal for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders must present the proposal to the Company's Corporate Secretary not later than December 9, 2002. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders. Written notice of shareholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2003 Annual Meeting of Shareholders (but not included in the Company's Proxy Statement) must be received by February 22, 2003 in order to be considered timely. The chairman of the meeting may determine that any proposal for which the Company did not receive timely notice shall not be considered at the meeting. If, in the discretion of the chairman, any such proposal is to be considered at the meeting, the persons designated in the Company's Proxy Statement shall be granted discretionary authority with respect to the untimely stockholder proposal. Shareholders submitting such proposals are requested to address them to the Corporate Secretary, Seven Seas Petroleum Inc., Suite 1700, 5555 San Felipe, Houston, Texas, 77056.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matter to come before the Meeting other than that set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                 ANNUAL REPORT ON FORM 10-K AVAILABLE ON REQUEST

     COPIES OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K ARE INCLUDED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THIS ANNUAL REPORT CAN BE FOUND BY VISITING THE COMPANY'S WEB SITE (WWW.SEVENSEASPETRO.COM). ADDITIONALLY, YOU MAY REQUEST A COPY BY CONTACTING THE COMPANY AT THE FOLLOWING MAILING ADDRESS, TELEPHONE NUMBER OR EMAIL ADDRESS:

                                    Attention: Investor Relations
                                    Seven Seas Petroleum Inc.
                                    5555 San Felipe, Suite 1700
                                    Houston, TX 77056
                                    Tel: (713) 622-8218
                                    Email: infossp@sevenseaspetro.com


DATED April 5, 2002

                                           By Order of the Board of Directors of
                                           SEVEN SEAS PETROLEUM INC.

                                           /s/ ROBERT A. HEFNER III

                                           Robert A. Hefner III
                                           Chairman of the Board and
                                           Chief Executive Officer

                                                                       EXHIBIT A
                                     CHARTER
                                       OF
                               THE AUDIT COMMITTEE
                                       OF
                            SEVEN SEAS PETROLEUM INC.

1.       Responsibilities and Process of the Audit Committee (the "Committee").

         (a) To review annually the selection of Seven Seas Petroleum Inc.'s (the "Company") outside independent auditor; after consultation with management, to evaluate the outside auditor and recommend the appointment or replacement of the outside auditor by the board of directors; and to nominate the outside auditor for ratification by the shareholders in the Company's proxy statement.

         (b) To review and discuss with management and the outside independent auditor the scope of the annual audit and other matters relating to the conduct of the audit as required by Statement on Auditing Standards No. 61, to request additional reviews and audit procedures if necessary, and to approve the scope of the examination.

         (c) To review and discuss with management and the outside independent auditor, as well as the internal auditors, the annual report of the auditor on their examination and their observations and suggestions with regard to accounting and control policies, procedures and organization, the adequacy thereof, and suggestions for improvement; and to make appropriate recommendations to management.

         (d) To review and discuss with management and the outside independent auditor the annual audited financial statements.

         (e) To review and discuss with management and the outside independent auditor the independent auditor's report on their review of the Company's interim financial statements.

         (f) To review with the outside independent auditor the internal audit programs of the Company and the adequacy thereof, and to make appropriate recommendations to management.

         (g) To review and discuss, at least annually, with the outside independent auditor their relationships and the nonaudit services provided the Company, and to receive a formal, written statement from the auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

         (h) To actively engage in a dialogue with the outside independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the board of directors take, appropriate action to oversee the independence of the outside auditor.

          (i) To report the Committee's findings, at least annually, to the board of directors, including a review and assessment of the adequacy of the Committee's charter and any recommended changes thereto.


     THE COMMITTEE SHALL MEET AT LEAST THREE TIMES EACH YEAR, INCLUDING, BUT NOT LIMITED TO, (i) AN EARLY SPRING MEETING, PRINCIPALLY TO REVIEW THE AUDIT JUST COMPLETED, (ii) A MID-YEAR MEETING TO COVER GENERAL MATTERS OF COMMITTEE INTEREST, AND (iii) A FALL MEETING, PRINCIPALLY TO REVIEW THE TOTAL SCOPE, INCLUDING FEES, OF THE PROPOSED AUDIT FOR THE CURRENT YEAR. THE COMMITTEE WILL MEET OTHERWISE AT THE CALL OF THE CHAIRMAN.

     The outside independent auditor for the Company is ultimately accountable to the board of directors and the Audit Committee, as representatives of shareholders. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

2. Composition of the Audit Committee and Expertise Requirement of Audit Committee Members.

         (a) The Audit Committee shall consist of at least three directors all of whom are "Independent" (which term shall be defined to include only those directors free of any relationship with the Company that would interfere with the exercise of independent judgment); provided however, that in exceptional and limited circumstances, one director who is not Independent, as defined herein, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, provided that the board determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the board discloses, in the next annual proxy statement, subsequent to such determination, the nature of the relationship and the reasons for the determination.

         (b) Each member of the Committee shall (i) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or (ii) shall become able to do so within a reasonable period of time after his or her appointment to the Committee; and

         (c) At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.       Independence Requirement of Audit Committee Members.

         The following persons shall not be considered "Independent," as defined in paragraph 2(a):

         (a) Employees. A director who is employed by the Company (including non-employee executive officers) or any of its affiliates for the current year or any of the past three years.

         (b) Compensation. A director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation.

         (c) Family Member. A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer.

         (d) Business Relationship. A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

         (e) Cross Compensation Committee Link. A director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

4.       Other Definitions.

         (a) "Immediate Family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

         (b) "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

         (c) "Officer" shall have the meaning specified in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any successor rule.

5. Written Certification to the American Stock Exchange (the "Exchange"). The Company shall provide the Exchange written certification that:

         (a) The Company has adopted a formal written Audit Committee Charter and that the Audit Committee has reviewed and reassessed the adequacy of the written charter on an annual basis;

         (b) The Company has and will continue to have an Audit Committee of at least three members, comprised solely of independent directors (except as provided in the proviso clause of paragraph 2(a)), each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or will become able to within a reasonable period of time after his or her appointment to the Audit Committee;

         (c) The Company has and will continue to have at least one member of the Audit Committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                                      PROXY

                            SEVEN SEAS PETROLEUM INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 14, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Robert A. Hefner III and Ronald A. Lefaive, or either of them, with full power of substitution, proxies to represent and vote all shares of common stock of Seven Seas Petroleum Inc. which the undersigned would be entitled to vote if personally present at Seven Seas' Annual Meeting of Shareholders to be held on Tuesday, May 14, 2002 at 10:00 a.m., and at any adjournment thereof, as follows:

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:

1.    ELECTION OF DIRECTORS:    [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

                                R. RANDOLPH DEVENING                  [ ] FOR              [ ]  AGAINST
                                BRIAN F. EGOLF                        [ ] FOR              [ ]  AGAINST
                                GARY F. FULLER                        [ ] FOR              [ ]  AGAINST
                                ROBERT A. HEFNER III                  [ ] FOR              [ ]  AGAINST
                                LARRY A. RAY                          [ ] FOR              [ ]  AGAINST
                                JAMES R. SCHLESINGER                  [ ] FOR              [ ]  AGAINST

      INSTRUCTION:              TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S
                                NAME BELOW:

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2.     IN THEIR DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
       ADJOURNMENT THEREOF.

       UNLESS OTHERWISE DIRECTED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.


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                                            Signature(s) of Shareholder(s)

                                        DATE:                            , 2002.
                                              --------------------------

                                        IMPORTANT. Please date this proxy and
                                        sign exactly as your name appears on
                                        your stock certificate(s). If stock is
                                        held jointly, signature should include
                                        both names. Executors, administrators,
                                        trustees, guardians and others signing
                                        in a representative capacity, please
                                        give your full titles. If the proxy is
                                        not dated in the space, it is deemed to
                                        bear the date on which it is mailed by
                                        the person making the solicitation.